Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-133654) pertaining to the 2006 Incentive Compensation Plan of Golfsmith International Holdings, Inc. of our report dated March 26, 2007 with respect to the consolidated financial statements of Golfsmith International Holdings, Inc. included in the Annual Report (Form 10-K) for the year ended December 30, 2006.
/s/ Ernst & Young LLP
Austin, Texas
March 26, 2007